Registration No. 333-______
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                           PALATIN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  95-4078884
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                         214 CARNEGIE CENTER, SUITE 100
                           PRINCETON, NEW JERSEY 08540
               (Address of principal executive offices) (Zip Code)

          RHOMED INCORPORATED 1987 EMPLOYEE INCENTIVE STOCK OPTION PLAN
             RHOMED INCORPORATED 1987 NONQUALIFIED STOCK OPTION PLAN
          RHOMED INCORPORATED 1995 EMPLOYEE INCENTIVE STOCK OPTION PLAN
             RHOMED INCORPORATED 1995 NONQUALIFIED STOCK OPTION PLAN
                PALATIN TECHNOLOGIES, INC. 1996 STOCK OPTION PLAN
                      EDWARD J. QUILTY EMPLOYMENT AGREEMENT
                        CARL SPANA STOCK OPTION AGREEMENT
                    CHARLES L. PUTNAM STOCK OPTION AGREEMENT
                    RICHARD J. MURPHY STOCK OPTION AGREEMENT
                 1997 EXECUTIVE OFFICERS STOCK OPTION AGREEMENT
                           (Full titles of the plans)

                        STEPHEN T. WILLS, VICE PRESIDENT
           PALATIN TECHNOLOGIES, INC., 214 CARNEGIE CENTER, SUITE 100,
                               PRINCETON, NJ 08540
                    (Name and address of agent for service)

                                 (609) 520-1911
          (Telephone number, including area code, of agent for service)

                  Please send copies of all communications to:

                             Faith L. Charles, Esq.
                      Rubin Baum Levin Constant & Friedman
              30 Rockefeller Plaza, 29th Floor, New York, NY 10112
                            Telephone: (212) 698-7700

                                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                                   Proposed
     Title of                                Proposed              maximum
 securities to be     Amount to be       maximum offering     aggregate offering        Amount of
    registered         registered      price per share (1)        price (2)         registration fee
--------------------------------------------------------------------------------------------------------
   Common Stock         1,271,341             $21.70             $6,385,916.69          $1,883.85

NOTES TO FEE TABLE:

(1) The proposed maximum offering price per share is the actual maximum offering price per share for any option currently outstanding under any of the plans. The offering price per share is fixed for all options under all plans except the Palatin Technologies, Inc. 1996 Stock Option Plan (the "1996 Plan"). The proposed maximum offering price per share under the 1996 Plan, calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1993 and based on the average of the high and low prices of the registrant's common stock reported on the Nasdaq SmallCap Market on June 12, 1998, is less than the $21.70 per share maximum among the other plans.

(2) The proposed maximum aggregate offering price is the sum of (a) the actual maximum aggregate offering prices for all outstanding options ($5,704,798.96) plus (b) the proposed maximum aggregate offering price for options which may be granted under the 1996 Plan, calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1993 and based on the average of the high and low prices of Common Stock reported on the Nasdaq SmallCap Market on June 12, 1998 ($6.09).

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in each of the plans listed on the cover page of this registration statement (this "Registration Statement"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The following documents are incorporated in this Registration Statement by reference:

          (a) The registrant's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of common stock contained in the registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of the filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.



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



ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters relating to the issuance of shares of Common Stock covered by this Registration Statement will be passed upon for the Company by Rubin Baum Levin Constant & Friedman, New York, New York, counsel to the Company. Members of Rubin Baum Levin Constant & Friedman have been granted options under the Palatin Technologies, Inc. 1996 Stock Option Plan to purchase an aggregate of 12,500 shares of Common Stock at an exercise price of $8.00 per share, and 5,000 shares of Common Stock at an exercise price of $6.00 per share. The options are immediately exercisable and will expire on dates ranging from January 3, 2007 to January 21, 2008.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in similar capacities, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court having jurisdiction shall determine that such person is fairly and reasonably entitled to indemnity.

        Article V, Section 3 of the registrant's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director.

        Article VI of the registrant's Certificate of Incorporation provides that the registrant shall make the indemnification permitted under Section 145 of the Delaware General Corporation Law, as summarized above, but only (unless ordered by a court) upon a determination by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders, that the indemnified person has met the applicable standard of conduct. Article VI further provides that the regisefending actions, suits or proceedings upon such terms and conditions as the registrant's Board of Directors deems appropriate, and that the registrant may purchase insurance on behalf of

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



indemnified persons whether or not the registrant would have the power to indemnify such persons under Section 145 the Delaware General Corporation Law.

        The registrant's Bylaws contain substantially the same indemnification provisions as the registrant's Certificate of Incorporation, summarized above.

        The Edward J. Quilty Employment Agreement requires the registrant to indemnify and advance expenses to Edward J. Quilty, the registrant's Chairman of the Board, President and Chief Executive Officer, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

        The registrant has obtained a directors' and officers' liability insurance policy which covers, among other things, certain liabilities arising under the Securities Act.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8. EXHIBITS. The following exhibits are filed with this Registration Statement, or incorporated by reference as noted:

4.1 Restated Certificate of Incorporation of the registrant, as filed with the Delaware Secretary of State on November 3, 1993; incorporated by reference to Exhibit 3.1 of the registrant's Form 8-K dated July 19, 1996, filed with the Securities and Exchange Commission (the "Commission") on August 9, 1996.

4.2 Amendment to the Restated Certificate of Incorporation of the registrant, as filed with the Delaware Secretary of State on July 19, 1996; incorporated by reference to Exhibit 3.2 of the registrant's Form 8-K dated July 19, 1996, filed with the Commission on August 9, 1996.

4.3 Certificate of Designation of Series A Convertible Preferred Stock of the registrant, as filed with the Delaware Secretary of State on February 21, 1997; incorporated by reference to Exhibit 3.6 of the registrant's Form 10-QSB/A dated March 31, 1997, filed with the Commission on July 17, 1997.

4.4 Amendment to the Restated Certificate of Incorporation of the registrant, as filed with the Delaware Secretary of State on September 5, 1997; incorporated by reference to Exhibit 3.7 of the registrant's Form 10-KSB dated June 30, 1997, filed with the Commission on September 26, 1997.


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



4.5 Certificate of Designations of Series B Convertible Preferred Stock of the registrant, as filed with the Delaware Secretary of State on April 27, 1998; incorporated by reference to Exhibit 3.8 of the registrant's Form 8-K dated April 28, 1998, filed with the Commission on May 8, 1998.

4.6 Bylaws of the registrant; incorporated by reference to Exhibit 3.2 of the registrant's Form 10-QSB dated December 31, 1997, filed with the Commission on February 13, 1998.

4.7 Agreement and Plan of Reorganization dated as of April 12, 1996 by and between Interfilm, Inc., Interfilm Acquisition Corp. and RhoMed Incorporated; incorporated by reference to Exhibit 2.1 of the registrant's Form 8-K dated June 25, 1996, filed with the Commission on July 10, 1996.

4.8     RhoMed Incorporated 1987 Employee Incentive Stock Option Plan.

4.9     RhoMed Incorporated 1987 Nonqualified Stock Option Plan.

4.10 RhoMed Incorporated 1995 Employee Incentive Stock Option Plan; incorporated by reference to Exhibit 10.04 of the registrant's Form 10-KSB dated June 30, 1996, filed with the Commission on September 30, 1996.

4.11 RhoMed Incorporated 1995 Nonqualified Stock Option Plan; incorporated by reference to Exhibit 10.05 of the registrant's Form 10-KSB dated June 30, 1996, filed with the Commission on September 30, 1996.

4.12    Palatin Technologies, Inc. 1996 Stock Option Plan.

4.13 Edward J. Quilty Employment Agreement dated as of November 16, 1995; incorporated by reference to Exhibit 10.07 of the registrant's Form 10-KSB dated June 30, 1996, filed with the Commission on September 30, 1996.

4.14 Amendment to Edward J. Quilty Employment Agreement dated as of November 16, 1995; incorporated by reference to Exhibit 10.28 of the registrant's Form 10-KSB dated June 30, 1997, filed with the Commission on September 26, 1997.

4.15    Carl Spana Stock Option Agreement.

4.16    Charles L. Putnam Stock Option Agreement.

4.17    Richard J. Murphy Stock Option Agreement.

4.18    1997 Executive Officers Stock Option Agreement.

5.1 Opinion of Rubin Baum Levin Constant & Friedman, counsel to the registrant.


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




23.1    Consent  of Rubin Baum Levin  Constant & Friedman  (included  in Exhibit
        5.1).

23.2    Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.  The registrant will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        The  undersigned  registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where application, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on June 17, 1998.

PALATIN TECHNOLOGIES, INC.


By:     /s/ Edward J. Quilty
        --------------------
        Edward J. Quilty
        Chairman of the Board, President and Chief Executive Officer


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Palatin Technologies, Inc., severally constitute Edward J. Quilty and Stephen T. Wills and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Palatin Technologies, Inc. to comply with all requirements of the Commission.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


     SIGNATURE                          TITLES                          DATE


/s/ Edward J. Quilty
-----------------------  Chairman of the Board, President and      June 17, 1998
    Edward J. Quilty     Chief Executive Officer (principal
                         executive officer)


/s/ Carl Spana
-----------------------  Executive Vice President and Director     June 17, 1998
    Carl Spana



/s/ Stephen T. Wills
-----------------------  Vice President and Chief Financial        June 17, 1998
    Stephen T. Wills     Officer (principal financial and
                         accounting officer)


/s/ Michael S. Weiss
-----------------------  Director                                  June 17, 1998
    Michael S. Weiss


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




/s/ James T. O'Brien
-----------------------  Director                                  June 17, 1998
    James T. O'Brien



/s/ John K.A. Prendergast
-----------------------  Director                                  June 17, 1998
    John K.A. Prendergast



/s/ Robert G. Moussa
-----------------------  Director                                  June 17, 1998
    Robert G. Moussa







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



                                INDEX TO EXHIBITS

Number                                 Description
------                              -----------------
4.8            RhoMed Incorporated 1987 Employee Incentive Stock Option Plan.

4.9            RhoMed Incorporated 1987 Nonqualified Stock Option Plan.

4.12           Palatin Technologies, Inc. 1996 Stock Option Plan.

4.15           Carl Spana Stock Option Agreement.

4.16           Charles L. Putnam Stock Option Agreement.

4.17           Richard J. Murphy Stock Option Agreement.

4.18           1997 Executive Officers Stock Option Agreement.

5.1 Opinion of Rubin Baum Levin Constant & Friedman, counsel to the registrant.

23.2           Consent of Arthur Andersen LLP.




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